Exhibit 8.1

Harney Westwood & Riegels LLP 5th Floor, 5 New Street Square London EC4A 3BF Tel: +44 (0) 20 7842 6080 Fax: +44 (0) 20 7353 0487 www.harneys.com

8 June 2010	Your Ref

Our Ref 039181.0013.RAG

BY EMAIL AND POST	Doc ID 119387_2

ReneSola Ltd

No. 8 Baoqun Road, Yaozhuang

Jiashan, Zhejiang 314117

People’s Republic of China

Dear Sirs

ReneSola Ltd, Company No. 1016246 (the “Company”)

Registration Statement on Form F-3

1.	We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with the Company’s preparation of a Registration Statement (the “Registration Statement”) on Form F-3 to be filed on the date hereof by the Company with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended, relating to the issuance and sale from time to time by the Company of shares of no par value (“Shares”) and/or in the form of American depositary shares each representing two Shares.

2.	For the purpose of this opinion, we have examined the following documents and records:

(a)	a final draft copy of the Registration Statement;

(b)	a final draft copy of the prospectus contained in the Registration Statement;

(c)	a final copy of the Form 20-F filed with the Commission on 7 June 2010;

(d)	a copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Company registered with the British Virgin Islands Registry of Corporate Affairs on 7 June 2010;

(e)	information revealed by our searches of:

(i)	the records and information certified by Harneys Corporate Services Limited, the registered agent of the Company, on 14 May 2010 of the statutory documents and records maintained by the Company at its registered office;

Harney Westwood & Riegels LLP is a limited liability partnership registered in England & Wales

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A list of partners is available for inspection at our offices.

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(ii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 7 June 2010; and

(iii)	the records of proceedings on file with, and available for inspection on 7 June 2010 at the High Court of Justice, British Virgin Islands,

(the “Searches”).

The above are the only documents or records we have examined and the only enquiries we have carried out. In particular we have made no enquiries as to matters of fact other than the Searches.

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals;

(b)	the genuineness of all signatures and seals;

(c)	the accuracy and completeness of all corporate minutes, resolutions, certificates and records which we have seen;

(d)	that the information indicated by the Searches is and remains true and correct;

(e)	the accuracy of any and all representations of fact expressed in or implied by the documents we have examined.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

Taxation. The statements relating to certain British Virgin Islands tax matters set forth under the heading Item 10.E — Additional Information — Taxation” in the Company’s annual report on Form 20-F for the year ended December 31, 2009 filed with the Commission on 7 June 2010 (the “Annual Report”), which is incorporated by reference into and forms part of the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects and that such statements constitute our opinion.

5.	This opinion is confined to and given on the basis of the laws of the British Virgin Islands as they are in force at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.

6.	We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references made to us under the headings “Item 10.E. — Additional Information — Taxation” and “Item 16G. — Corporate Governance” in the Annual Report which is incorporated by reference into the Registration Statement.

Yours faithfully

HARNEY WESTWOOD & RIEGELS LLP

/s/ Harney Westwood & Riegels LLP

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